Exhibit 16.1

November [8], 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01(a) of Form 8-K dated November 8, 2024 of Primo Brands Corporation and are in agreement with the statements contained therein.

/s/ Ernst & Young LLP